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                                                                      EXHIBIT 21
                                  SUBSIDIARIES

SUBSIDIARY                                                  JURISDICTION OF ORGANIZATION
----------                                                  ----------------------------
Circle Airfreight Japan Ltd. .............................            California
Circle Freight (Portugal) Logistica Ltda. ................            Portugal
Circle Freight International LLC .........................            Oman
Circle Fretes Internaccionals do Brasil Ltda. ............            Brazil
Circle International Argentina SA ........................            Argentina
Circle International Group, Inc. .........................            Delaware
Circle International Holdings, Inc. ......................            Delaware
Circle International, Inc. ...............................            Delaware
Circle Logistics (S) Pte Ltd. ............................            Singapore
Circle Overseas Corporation ..............................            California
CLC International Logistics (Shanghai) Co. Ltd. ..........            China
Concord Express (Taiwan) Co. Ltd. ........................            Taiwan
E.I. Freight Holdings, B.V. ..............................            Netherlands
Eagle Asia Holdings, Ltd. ................................            Hong Kong
Eagle Freight Hong Kong Limited ..........................            Hong Kong
Eagle Global Logistics "Do" Brazil, Ltda. ................            Brazil
Eagle Global Logistics de Argentina S.R.L. ...............            Argentina
Eagle Global Logistics Peru S.R.L. .......................            Peru
Eagle Maritime Services, Inc. ............................            Texas
Eagle Partners, LP .......................................            Texas
Eagle USA Import Brokers, Inc. ...........................            Texas
EGL (Canada) Holding Co. Inc. ............................            Delaware
EGL (UK) Holding Company Limited .........................            United Kingdom
EGL Asia-Pacific Holdings Company Pte. Ltd. ..............            Singapore
EGL Belgium Holding Company, B.V.B.A. ....................            Belgium
EGL China Holding Limited ................................            B.V.T.
EGL Delaware Limited Liability Company ...................            Delaware
EGL Eagle Global Logistics (CZECH REPUBLIC) s.r.o. .......            Czech Republic
EGL Eagle Global Logistics (Malaysia) Sdn. Bhd. ..........            Malaysia
EGL Eagle Global Logistics (South Africa)(Pty) Ltd. ......            South Africa
EGL Eagle Global Logistics de Chile Ltda. ................            Chile
EGL Eagle Global Logistics (Aust) Pty. Limited ...........            Australia
EGL Eagle Global Logistics (Austria) GmbH ................            Austria
EGL Eagle Global Logistics (Canada) Corp. ................            Nova Scotia
EGL Eagle Global Logistics (Espana) SL ...................            Spain
EGL Eagle Global Logistics (Finland) OY ..................            Finland
EGL Eagle Global Logistics (France) SARL .................            France
EGL Eagle Global Logistics (Hong Kong) Limited ...........            Hong Kong
EGL Eagle Global Logistics (Hungary) kft. ................            Hungary
EGL Eagle Global Logistics (India) Pvt. Ltd. .............            India
EGL Eagle Global Logistics (Ireland) Ltd. ................            Ireland
EGL Eagle Global Logistics (Italy) SRL ...................            Italy
EGL Eagle Global Logistics (M) Sdn Bhd ...................            Malaysia
EGL Eagle Global Logistics (New Zealand) Limited .........            New Zealand
EGL Eagle Global Logistics (S) Pte. Ltd. .................            Singapore
EGL Eagle Global Logistics (Schweiz) Gmbh ................            Switzerland
EGL Eagle Global Logistics (Sweden) AB ...................            Sweden
EGL Eagle Global Logistics (Taiwan) Co., Ltd. ............            Taiwan
EGL Eagle Global Logistics (Thailand) Ltd. ...............            Thailand
EGL Eagle Global Logistics (UK) Limited ..................            United Kingdom
EGL Eagle Global Logistics China Limited .................            China
EGL Eagle Global Logistics Gmhh Germany ..................            Germany
EGL Eagle Global Logistics Japan, Inc. ...................            Japan
EGL Eagle Global Logistics Korea, Inc. ...................            Korea
EGL Eagle Global Logistics Shanghai Limited ..............            China
EGL Eagle Global Logistics, LP ...........................            Delaware
EGL Eagle Global Logistics Mexico, S.A. de C.V. ..........            Mexico
EGL Eagle Warehousing and Distribution, Inc. .............            Philippines
EGL Management, LLC ......................................            Delaware
EGL Trade Services, Inc. .................................            Delaware
EUSA Holdings, Inc. ......................................            Delaware
EUSA Partners, Inc. ......................................            Delaware
Exporta Gesellschaft fur Exportbergtung Gmbh .............            Germany
Mory EGL SAS .............................................            France
PT Hartapersada Interfreight Indonesia ...................            Indonesia

Certain subsidiaries not in the aggregate constituting a significant subsidiary are omitted pursuant to Regulation S-K 601(21)(ii).

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